Agreement

This Agreement is entered into as of the 1st day of February, 1999, by and among American Coating Technologies, Inc,. ("ACT"), S.R. & T, Partnership, a general partnership ('SRT"), Alvin A. Snaper ("Snaper"), Taylor Family Limited Partnership ("Taylor) and Rothwell Trust ("Rothwell"), sometimes referred to hereafter collectively as the "Parties," and individually as "Party," as the context may require.

A. Whereas, SRT was formed pursuant to a written agreement dated May 6,1998 (SRT Partnership Agreement) by Snaper, Taylor and Rothwell to own, finance and market that certain diamond coating technology represented by U.S. Patent; dated October 19, 1993, #5,254,237, developed by Snaper, including all supplemental improvements thereto and/or to the Plasma Arc Apparatus for producing diamond semiconductor devices or machine tool coatings, in all applications, including without Stations the following: Low Temperature Titanium Nitride, Cobalt Nitride, Chromium Nitride Ferroeletric Coatings, Picsoeectric Coatings, Diamond Hard Coatings, Diamond Semiconductor Substrates (the "Technology");

B. Whereas ACT was incorporated with The knowledge and consent of SRT, Snaper, Taylor and Rothwell to be the vehicle through which the purposes of SRT were to be accomplished, i.e., to own, finance and market the Technology;

Now, Therefore, in consideration of the mutual obligations of the Parties set forth below, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. SRT, Snaper, Taylor and Rothwell hereby transfer, convey and assign ACT ACT all of their right title and interest and to the Technology.

2. As consideration for said transfer of rights to the Technology, ACT agrees to and hereby does transfer 2,750,000 shares of its common stock to Snaper, 1,125,000 shares of its common stock to Taylor, and 1,125,000 of its common stock to Rothwell for a total of 5,000,000 shares; in addition, ACT shall pay to Snaper, Taylor and Rothwell, each, on an annual basis, due and payable on the 15th day of February for each year hereafter for fifty-one (51) years from the date hereof ,a royalty equal to 1.667 percent (1.667%) (for a total royalty of 5.001%) of the total gross revenues (without any deductions whatsoever) derived in any way by ACT and/or its subsidiaries, sister corporations, affiliates and assigns, from the Technology (whether from royalties, rentals, sales, service contracts, consulting contracts and/or any other source) during the calendar year.

3. SRT. Snaper, Taylor and Rothwell acknowledge this agreement modifies the terms of the SRT Partnership Agreement, including without limitation the fact that the transfer of rights in the Technology to ACT by SRT, Snaper, Taylor and Rothwell is unconditional

4. ACT agrees that Snaper's interest in ACT shall not be diluted to less than 51 % of the outstanding stock unless and until ACT has completed one or more public underwritings, or otherwise obtains financing, raising not less than a cumulative $2,000,000 at approximately $13 to $15 per share.

5. SRT, Snaper, Taylor and Rothwell agree that the SRT Partnership Agreement shall be considered and hereby is amended to comport with the previsions and effect of this agreement

6. The Parties acknowledge that they have been advised and afforded the opportunity to seek the advice of independent legal counsel with respect hereto.

7. Should any Party breach any term hereof the other Parties shall be entitled to recover their costs of enforcing the terms hereof, including without limitation their attorney's fees.

9. This agreement shall inure to the benefit of and be binding upon the Parties, their heirs assigns and successors in interest, and shall he construed in accordance with, and enforced in the Courts of the State of Utah.

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9.  The individuals signing below represent and warrant that they have full power and authority to sign this agreement for and on behalf of themselves and/or the entities for which they are signing this agreement.

In Witness Whereof the Parties set their hands as of the date first set forth above.

American Coating Technologies, Inc.
By:  Stephan W. Brockbank
     President
By:  David W. Taylor
     Secretary
S.R. & T Partnership
By:  Alvin A. Snaper

Taylor Family Limited Partnership
By:
     General Partner

Rothwell Trust
By:
     Trustee